Exhibit 10

WACHOVIA PREFERRED FUNDING CORP.
SERIES A PREFERRED SECURITIES

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is entered into as of •, 2002, among WACHOVIA PREFERRED FUNDING CORP., a Delaware corporation (“WPFC”), WACHOVIA CORPORATION, a North Carolina corporation (“Wachovia”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Wachovia Bank”), as depositary hereunder.

Recitals

WHEREAS, WPFC intends to issue 30,000,000 shares of •% non-cumulative Series A preferred stock with liquidation preference of $25.00 per share (each, a “Series A Preferred Security”).

WHEREAS, each Series A Preferred Security will be conditionally exchangeable into one newly issued depositary share (each, a “Depositary Share”) representing a one-sixth interest in one share of the Series G, Class A Preferred Stock, no par value per share and having a liquidation preference of $150.00 per share, of Wachovia (the “Wachovia Preferred Stock”).

WHEREAS, the parties hereto desire to ensure that in the event of the occurrence of circumstances requiring the exchange of the Series A Preferred Securities into the Depositary Shares, the holders of the Series A Preferred Securities will be contractually bound to tender their Series A Preferred Securities to Wachovia for exchange, and that in the same such event Wachovia will be contractually bound unconditionally to make available Depositary Shares sufficient for exchange of the Series A Preferred Securities, and to effect the exchange of all outstanding Series A Preferred Securities into Depositary Shares.

Agreement

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.    Exchange of the Series A Preferred Securities.    If at any time after the issuance and sale of the Series A Preferred Securities, the Office of the Comptroller of the Currency (the “OCC”) directs in writing that the Series A Preferred Securities be exchanged into the relevant Wachovia Preferred Stock, because (i) Wachovia Bank is undercapitalized under the prompt corrective action regulations, (ii) Wachovia Bank is placed into conservatorship or receivership, or (iii) the OCC, in its sole discretion, anticipates Wachovia Bank becoming “undercapitalized” in the near term or takes supervisory action that limits the payment of dividends by WPFC, then

(a)
the holders of the Series A Preferred Securities shall immediately, in accordance with procedures set forth in the Certificate of Designations, Preferences and Rights of Series A Preferred Securities, exchange the Series A Preferred Securities for the relevant Depositary Shares, on a one share for one share basis, by delivering all certificates representing the Series A Preferred Securities, if any, to Wachovia, properly endorsed for transfer;

(b)	Wachovia shall immediately and unconditionally issue the required number of shares of the Wachovia Preferred Stock and deposit such shares with Wachovia Bank;

(c)
upon receipt of the shares of the Wachovia Preferred Stock from Wachovia, Wachovia Bank shall issue the relevant Depositary Shares and deliver to Wachovia receipts evidencing such Depositary Shares and, in turn, Wachovia shall deliver such receipts to the holders of the Series A Preferred Securities; and

(d)
upon the occurrence of the exchange, all of the Series A Preferred Securities shall be cancelled and shall cease to be outstanding without any further action by WPFC or the holders thereof, all rights of the holders of the Series A Preferred Securities as WPFC’s stockholders shall cease, and such persons shall be, for all purposes, solely holders of the Depositary Shares.

Until certificates representing Depositary Shares are delivered or in the event such replacement certificates are not delivered, any certificates previously representing the Series A Preferred Securities shall be deemed for all purposes to represent Depositary Shares.

Section 2.    Legend.    The certificates evidencing the Series A Preferred Securities, if any, shall bear the following legend in conspicuous type:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A CERTAIN EXCHANGE AGREEMENT, DATED             , 2002, REQUIRING THEIR EXCHANGE IN CERTAIN CIRCUMSTANCES INTO CERTAIN PREFERRED SHARES OF WACHOVIA CORPORATION. THE ISSUER WILL MAIL TO THE SHAREHOLDER A COPY OF SUCH AGREEMENT, WITHOUT CHARGE, WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

Section 3.    Successors; Assigns.

(a)
The parties hereto hereby acknowledge and agree that, for so long as any shares of the Series A Preferred Securities remain outstanding, the relative rights, duties and obligations of each party to this Agreement shall be unaffected by, and shall remain in full force and effect notwithstanding any merger, consolidation or other business combination of Wachovia or Wachovia Bank with or into any entity. Subsequent to any such merger, consolidation or other business combination in which Wachovia is not the surviving entity (the “Surviving Entity”), all references to Wachovia Preferred Stock hereunder shall thereafter be deemed to refer to a class of equity securities of the Surviving Entity having preferences, limitations, and relative voting and other rights substantially identical to those of the Wachovia Preferred Stock immediately prior to the consummation of such transaction.

(b)
In the event of any merger, consolidation, or other business combination of Wachovia with or into any entity in which Wachovia is the surviving entity, but as a result of which Wachovia becomes the direct or indirect subsidiary of another entity (the “Ultimate Parent”), (i) Wachovia hereby agrees to assign this Agreement to the Ultimate Parent as part of such merger, consolidation or other business combination, and (ii) all references to Wachovia Preferred Stock hereunder shall thereafter be deemed to refer to a class of equity securities of the Ultimate Parent having preferences, limitations, and relative voting and other rights substantially identical to those of the Wachovia Preferred Stock immediately prior to the consummation of such transaction.

Section 4.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WACHOVIA PREFERRED FUNDING CORP.

By:
Name: Title:

WACHOVIA CORPORATION

By:
Name: Title:

WACHOVIA BANK, N.A.

By:
Name: Title: